CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Dunham Funds and to the use of our report dated December 29, 2014 on the financial statements and financial highlights of Dunham Corporate/Government Bond Fund, Dunham Monthly Distribution Fund, Dunham High-Yield Bond Fund, Dunham Dynamic Macro Fund (formerly Dunham Loss Averse Equity Income Fund), Dunham Alternative Strategy Fund, Dunham Appreciation & Income Fund, Dunham Large Cap Value Fund, Dunham Alternative Income Fund, Dunham Focused Large Cap Growth Fund, Dunham Real Estate Stock Fund, Dunham International Stock Fund, Dunham Small Cap Value Fund, Dunham Emerging Markets Stock Fund, Dunham Small Cap Growth Fund, Dunham Floating Rate Bond Fund and Dunham International Opportunity Bond Fund, each a series of shares of beneficial interest of the Dunham Funds. Such financial statements and financial highlights appear in the Dunham Funds’ October 31, 2014 Annual Report to Shareholders that are incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

February 19, 2015